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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                     Date of Report (Date of earliest event
                           reported) December 7, 2001
                         Commission File Number 0-23252


                            IGEN INTERNATIONAL, INC.
                           (Exact name of registrant)


               Delaware                                94-2852543
        (State of organization)           (I.R.S. Employer Identification No.)

               16020 Industrial Drive, Gaithersburg Maryland 20877
              (Address of principal executive offices and zip code)


                                 (301) 869-9800
                         (Registrant's telephone Number)



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ITEM 5.  OTHER EVENTS

         On December 7, 2001, Acqua Wellington Private Placement Fund, Ltd ("AWPPF") and Acqua Wellington Opportunity I Limited ("AWOI") (together, "Acqua Wellington") and IGEN International, Inc. ("Company") executed agreements ("Purchase Agreements") under which the Company agreed to sell and Acqua Wellington agreed to purchase an aggregate of 1,018,808 shares of the Company's Common Stock (the "Shares") for an aggregate purchase price of $30 million. In addition, the Company and Acqua Wellington also executed agreements under which the Company agreed to register the Shares with the Securities and Exchange Commission under the Securities Act of 1933. The transactions contemplated by the Purchase Agreements closed on December 11, 2001.

ITEM 7.  EXHIBITS.

Exhibit 10.1 Purchase Agreement between the Company and AWPPF dated as of December 7, 2001 relating to the sale of 620,926 of the Shares ("AWPPF Shares").

Exhibit 10.2 Purchase Agreement between the Company and AWOI dated as of December 7, 2001 relating to the sale of 397,882 of the Shares ("AWOI Shares").

Exhibit 10.3 Registration Rights Agreement between the Company and AWPPF dated as of December 7, 2001 relating to the registration of the AWPPF Shares.

Exhibit 10.4 Registration Rights Agreement between the Company and the AWOI dated as of December 7, 2001 relating to the registration of the AWOI Shares.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     IGEN INTERNATIONAL, INC.

                                     By:   /s/ Samuel J. Wohlstadter
                                           -------------------------
                                           Samuel J. Wohlstadter
                                           Chairman and Chief Executive Officer
Dated:  December 18, 2001